UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2014

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Pierce Place

Itasca, Illinois 60143-3141

(Address of Principal Executive Offices) (Zip Code)

(630) 773-3800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 6, 2014, Arthur J. Gallagher & Co. (the “Company”) entered into a Share Sale Agreement (the “Share Sale Agreement”), by and among the Company, Wesfarmers Insurance Investments Pty Ltd, OAMPS Ltd (together with Wesfarmers Insurance Investments Pty Ltd, the “Seller”), Wesfarmers Limited and Pastel Purchaser Party Limited. Pursuant to the Share Sale Agreement, the Company will acquire certain of the Seller’s insurance broking services in Australia, New Zealand and the United Kingdom (“Pastel”) in exchange for A$1.01 billion, or approximately US$933 million (the “Purchase Price”) (the “Transaction”), subject to a net current asset adjustment following completion of the Transaction (the “Closing”). Pastel operates one of the largest insurance broking networks across Australia. The Company expects to use an equity offering by the Company, cash on hand and proceeds from the Company’s revolving credit facility to fund the Purchase Price.

Consummation of the Transaction is subject to certain customary closing conditions, including (i) the receipt of Australian and New Zealand foreign investment approvals, (ii) the receipt of UK Financial Conduct Authority approval and (iii) the completion of certain restructuring relating to Pastel.

The Seller and the Company have made customary representations, warranties and covenants in the Share Sale Agreement, including, among others, covenants with respect to (i) limitations for three years following the Closing on the solicitation of Pastel’s customers or employees by the Seller and (ii) limitations for three years following the Closing on the Seller’s operation of a similar business to Pastel’s in Australia, New Zealand and the United Kingdom (the “Protected Business”), or on Seller having a material direct or indirect ownership interest in a Protected Business, subject to certain exceptions.

The representations, warranties and covenants set forth in the Share Sale Agreement have been made only for the purpose of the Share Sale Agreement and were solely for the benefit of the parties to the Share Sale Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Share Sale Agreement instead of establishing these matters as facts, as well as by information contained in the Company’s Annual Report on Form 10-K and other filings made by the Company with the U.S. Securities and Exchange Commission, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Share Sale Agreement is described in this filing only to provide investors with information regarding the terms of the Share Sale Agreement as agreed among the contracting parties, and not to provide investors with any other factual information regarding the parties or their respective businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Share Sale Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The Share Sale Agreement also contains customary indemnification rights for transactions of this type of each of the Seller and the Company, including with respect to breaches of representations, warranties or covenants and certain other specified matters. Certain of the indemnification obligations of each party are subject to deductible amounts and caps and other limitations on liability.

Item 2.02	Results of Operations and Financial Condition.

On April 7, 2014, the Company issued a press release announcing its preliminary financial results for the quarter ended March 31, 2014. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Because the financial statements for the quarter ended March 31, 2014 have not yet been finalized, the results and other financial information regarding this period is subject to change, and actual results for this period may differ materially from these preliminary estimates. Accordingly, you should not place undue reliance on these preliminary estimates.

See “Forward-Looking Statements” below and the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company does not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events or otherwise, except as otherwise required by law.

Note: The information in this Item 2.02 (including the exhibits incorporated by reference herein) are furnished in this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. Furthermore, the information provided in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, unless such incorporation by reference is specifically referenced therein.

Item 7.01	Regulation FD Disclosure.

Press Release Related to the Pastel Transaction

On April 6, 2014, the Company issued a press release announcing the Transaction. A copy of the press release announcing the Transaction is furnished herewith as Exhibit 99.2, and is incorporated herein by reference. An investor presentation in connection with the webcast conference call discussed below will be available on the Company’s website at: http://www.ajg.com under “Investor Relations.”

Pastel Financial Statements

In this Current Report on Form 8-K, the Company is providing the following information (the “Pastel Financial Statements”): (i) the audited combined financing report of Pastel as of and for the fiscal year ended June 30, 2013, attached as Exhibit 99.3 hereto and incorporated by reference in this Item 7.01 and (ii) the unaudited combined financial report of Pastel as of and for the interim period ended December 31, 2013, attached as Exhibit 99.4 hereto and incorporated by reference in this Item 7.01. As stated more fully in the notes thereto, the Pastel Financial Statements have been prepared in accordance with the requirements of the recognition, measurement and classification aspects of all Australian Accounting Standards (AASBs) issued by the Australian Accounting Standards Board (AASB), except that the Broking Division does not constitute a group as defined in AASB 127 Consolidated and Separate Financial Statements. Such financial statements are not prepared in accordance with United States generally accepted accounting principles.

Note: Information in this report (including the exhibits) furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. Furthermore, the information provided in Exhibits 99.2, 99.3 and 99.4 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, unless such incorporation by reference is specifically referenced therein.

Item 9.01	Financial Statements and Exhibits.

2.1	Share Sale Agreement, dated as of April 6, 2014, by and among Arthur J. Gallagher & Co., Wesfarmers Insurance Investments Pty Ltd, OAMPS Ltd, Wesfarmers Limited and Pastel Purchaser Party Limited.

23.1	Consent of Ernst & Young Australia, dated April 7, 2014.

99.1	Press release, dated April 6, 2014, issued by Arthur J. Gallagher & Co. regarding financial results for the quarter ended March 31, 2014.

99.2	Press release, dated April 6, 2014, issued by Arthur J. Gallagher & Co. regarding the Transaction.

99.3	Audited Combined Financial Report of the Broking Division of Wesfarmers Limited as of and for the fiscal year ended June 30, 2013.

99.4	Unaudited Interim Combined Financial Report of the Broking Division of Wesfarmers Limited as of and for the interim period ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Arthur J. Gallagher & Co.

By: /s/ Douglas K. Howell
Douglas K. Howell
Vice President and Chief Financial Officer

Date: April 7, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Sale Agreement, dated as of April 6, 2014, by and among Arthur J. Gallagher & Co., Wesfarmers Insurance Investments Pty Ltd, OAMPS Ltd, Wesfarmers Limited and Pastel Purchaser Party Limited.

23.1	Consent of Ernst & Young Australia, dated April 7, 2014.

99.1	Press release, dated April 6, 2014, issued by Arthur J. Gallagher & Co. regarding financial results for the quarter ended March 31, 2014.

99.2	Press release, dated April 6, 2014, issued by Arthur J. Gallagher & Co. regarding the Transaction.

99.3	Audited Combined Financial Report of the Broking Division of Wesfarmers Limited as of and for the fiscal year ended June 30, 2013.

99.4	Unaudited Interim Combined Financial Report of the Broking Division of Wesfarmers Limited as of and for the interim period ended December 31, 2013.